Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Archer-Daniels-Midland Company and in the related prospectuses of our reports dated March 12, 2024, with respect to the consolidated financial statements and schedule of Archer-Daniels-Midland Company, and the effectiveness of internal control over financial reporting of Archer-Daniels-Midland Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

Registration Statement No. 333-51381 on Form S-8, dated April 30, 1998, relating to the Archer-Daniels-Midland Company 1996 Stock Option Plan.

Registration Statement No. 333-75073 on Form S-8, dated March 26, 1999, relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.

Registration Statement No. 333-37690 on Form S-8, dated May 24, 2000, relating to the Archer-Daniels-Midland Company Incentive Compensation Plan.

Registration Statement No. 333-37694 on Form S-8, dated May 24, 2000, relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.

Registration Statement No. 333-42612 on Form S-8, dated July 31, 2000, as amended by Post-Effective Amendment No. 1 dated August 8, 2000, relating to the ADM 401(k) Plan for Salaried Employees and the ADM 401(k) Plan for Hourly Employees.

Registration Statement No. 333-67962 on Form S-8, dated August 20, 2001, relating to the ADM Deferred Compensation Plan for Selected Management Employees.

Registration Statement No. 333-86344 on Form S-8, dated April 16, 2002, relating to the ADM Voluntary Employee Payroll Deduction Stock Purchase Plan.

Registration Statement No. 333-117206 on Form S-8, dated July 7, 2004, relating to the Archer-Daniels-Midland Company 2002 Incentive Compensation Plan.

Registration Statement No. 333-121616 on Form S-8, dated December 23, 2004, relating to the ADM Deferred Compensation Plan for Selected Management Employees I.

Registration Statement No. 333-121631 on Form S-8, dated December 23, 2004, relating to the ADM Deferred Compensation Plan for Selected Management Employees II.

Registration Statement No. 333-169133 on Form S-8, dated August 31, 2010, as amended by Post-Effective Amendment No. 1 dated July 2, 2020, relating to the Archer-Daniels-Midland 2009 Incentive Compensation Plan.

Registration Statement No. 333-224944 on Form S-8, dated May 15, 2018 relating to the Archer-Daniels-Midland Employee Stock Purchase Plan.

Registration Statement No. 333-239653 on Form S-8, dated July 2, 2020 relating to the Archer-Daniels-Midland 2020 Incentive Compensation Plan.

Registration Statement No. 333-273455 on Form S-3, dated July 26, 2023, relating to debt securities, warrants to purchase debt securities, preferred stock, common stock, warrants to purchase common stock, stock purchase contracts and stock purchase units of Archer-Daniels-Midland Company.

/s/ Ernst & Young LLP

Saint Louis, Missouri
March 12, 2024